Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

626 RXR Plaza
Uniondale, NY 11556
T: 844-589-8760
mnga@crescendo-ir.com

MagneGas Regains Compliance with NASDAQ Minimum Bid Price Requirement

TAMPA, Florida, June 7, 2017 -- MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ:MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced that it has regained compliance with the minimum bid price requirement for continued listing on the NASDAQ Global Market. On May 19, 2017, MagneGas effected a 1-for-10 reverse stock split of its outstanding common stock intended to increase the per share trading price of MagneGas’s common stock to satisfy the $1.00 minimum bid price requirement of $1.00 per share for continued listing on the NASDAQ Global Market, as set forth in NASDAQ Listing Rule 5450(a)(1) (the “Bid Price Rule”).

On June 6, 2017, MagneGas received a letter from The NASDAQ Stock Market LLC stating that because MagneGas’s shares had a closing bid price at or above $1.00 per share for a minimum of ten (10) consecutive business days, MagneGas’s stock had regained compliance with the Bid Price Rule and the matter is now closed.

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S. and through its wholly owned subsidiary MagneGas Welding Supply, LLC and its distributor, Equipment Sales and Services, Inc. (“ESSI”). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.